                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

        Delaware Investments Colorado Insured Municipal Income Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary proxy materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              ____________________________________________________________

     2)       Form, Schedule or Registration Statement No.:

              ____________________________________________________________

     3)       Filing Party:

              ____________________________________________________________

     4)       Date Filed:

              ____________________________________________________________

                                Denise Franchetti
                           Delaware Management Company
                               One Commerce Square
                             Philadelphia, PA 19103
                                 [PHONE NUMBER]
                                     [DATE]

[SHAREHOLDER ADDRESS]

Re:  Delaware Investments Colorado Insured Municipal Income Fund, Inc.

Dear [SHAREHOLDER]:

As you know, several officers of the Fund have been trying to reach you. We need all preferred  shareholders  (including  those who have disposed of their shares since the record  date) to vote their shares in order to permit the Fund to make certain changes in its investment policies.

I am sure you understand the need to adapt to changing market conditions.  It is in pursuit of the best possible return for all shareholders that I and my fellow portfolio  managers on your Fund  recommended  that you approve  changes to your
Fund's  investment  strategy as described in the proxy  statement  dated July 2,
2007. As discussed in more detail below,  these proposed changes will not change the rating on your preferred shares of the Fund.

The Fund's common shares have voted  overwhelmingly for these changes.  However, as it now stands,  these  progressive  proposals will be defeated because of the lack of votes by the  preferred  shares.  If that  happens,  the  Fund's  common shareholders  will be unable to benefit from these  proposals.  That is why I am asking you to vote in favor of this proposal.

I think it is important to stress that these  proposed  changes will allow us to continue to offer competitive yields on the preferred shares,  while at the same time  maintaining  the shares' AAA credit rating.  Standard & Poor's and Moody's
Investors Service,  Inc. have both reviewed pro forma portfolios  reflecting the proposed  changes and have confirmed that the proposed  changes would not impact the rating on the preferred shares.

We strongly urge you to vote in favor of the  proposal.  If you have any further questions on the effects of these  proposed  changes,  please do not hesitate to call me at the above number.

I thank you for your consideration and support and would welcome the opportunity to speak with you.

                                  Very truly yours,

                                  s/ Denise Franchetti

                                  Denise Franchetti
                      Vice President, Portfolio Manager & Senior Credit Analyst